THE WARRANT AND SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE WARRANT AND COMMON STOCK ISSUABLE ON EXERCISE OF THE WARRANT MAY NOT BE SOLD UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING THE WARRANT AND COMMON STOCK OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

         Void after 5:00 P.M., New York City time, on January ___, 2003

                                                  For the Purchase of up to
                                                  200,000 Shares of Common Stock

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                           NATURAL HEALTH TRENDS CORP.

          This is to certify that, for value received, Kaire International, Inc. with an address at 380 Lashley Street, Longmont, CO 80501 (the "Holder"), is entitled to purchase, subject to the provisions of this warrant (this "Warrant"), from Natural Health Trends Corp., a Florida corporation (the "Company"), having a principal place of business located at 250 Park Avenue, New York, New York 10177, Two Hundred Thousand (200,000) shares (the "Warrant Shares") of common stock, $.001 par value per share, of the Company (the "Common Stock"), at any time commencing from the date of issuance (the "Exercise Commencement Date") until 5:00 P.M., New York City time, January ___, 2003 (which shall be referred to herein as the "Exercise Term"), at an exercise price per share of Common Stock (the "Purchase Price") equal to $___________. This Warrant and any warrant resulting from a transfer or subdivision of this Warrant shall sometimes hereinafter be referred to as a "Warrant." The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid per share of Common Stock may be adjusted from time to time as set forth in Section 6 below.

          This Warrant is being issued in connection with the acquisition by NHTC Acquisition Corp., a wholly-owned subsidiary of the Company, of substantially all of the assets of the Holder pursuant to an Asset Purchase Agreement between the Company, NHTC Acquisition Corp. and the Holder, dated as of November 24, 1998.

          1. EXERCISE OF WARRANT. This Warrant shall entitle the Holder thereof to purchase the number of shares of Common Stock set forth in the initial paragraph of this Warrant at the Purchase Price. This Warrant may be exercised in whole or in part at any time or from time to time during the period commencing on the Exercise Commencement Date through the last day of the Exercise Term, or if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principaloffice as set forth above or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Purchase Price as provided below for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and accompanied by the appropriate payment for the Warrant Shares issuable upon such exercise, the Holder shall be deemed to be the holder of record of such Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Certificates for the Warrant Shares shall be delivered to the Holder within a reasonable time, not to exceed three (3) business days following the exercise of this Warrant.

          Payment of the Purchase Price may be made by either of the following, or a combination thereof, at the election of Holder:

          (i) Cash Exercise: cash, certified check, cashiers check or wire transfer; or

          (ii) Cashless Exercise: surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue the Holder a number of shares of Common Stock computed using the following formula:

                                  X = Y (A-B)/A

where: X = the number of shares of Common Stock to be issued to Holder.

          Y = the number of shares of Common Stock for which this Warrant is being exercised.

          A = the Market Price of one (1) share of Common Stock (for purposes of this Warrant, the "Market Price" shall mean the average last sale price of the Common Stock for the five (5) trading days prior to the Date of Exercise of this Warrant (the "Average Closing Price"), as reported by the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"), or if the Common Stock is not traded on the NYSE or AMEX, but on either the Nasdaq Small Cap Market, the Nasdaq National Market System or the O-T-C Bulletin

          Board, the average closing bid price for the three (3) trading days prior to the date of exercise. If the Common Stock is/was not traded during the three (3) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such three (3) trading day period. If Common Stock is not so traded, the "Market Price" shall be determined in good faith by the Company's Board of Directors, but in no event shall it be less than the purchase price (or conversion or exercise price if derivative securities are sold) of any sales of the Company's Common Stock within the prior six
          (6) months from the date of such determination. The definition of "Market Price" in this paragraph shall constitute the meaning of the term of "Market Price" whenever such term shall appear in this Warrant.

          B = the Purchase Price.

          2. RESERVATION AND LISTING OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant, such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

          3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Subject to
Section 6(h) hereof, any fraction of a share called for upon any exercise hereof shall be canceled and the Company shall pay to the Holder an amount of cash equal to the fair market value of such fractional share, based upon the then Market Price per share of Common Stock.

          4. EXCHANGE; TRANSFER; ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company at its office or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to Section 10 hereof, upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay the applicable transfer tax, if any, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice signed by the Holder hereof specifying the names and denominations in which new Warrants are to be issued. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

          5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company until exercise hereof.

          6. ADJUSTMENTS OF PURCHASE PRICE AND NUMBER OF SHARES.

                   (a) RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or a substantial part of the property of the Company, the Holder shall thereafter have the right to purchase the kind and number of shares of Common Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Warrant Shares immediately prior to any such events at a price equal to the product of (x) the number of Warrant Shares and (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants; provided, however, that nothing contained herein shall cause the number of Warrant Shares to be decreased in the event of a combination of shares upon any such reclassification, change, consolidation, merger, sale or conveyance.

                   (b) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the unexercised Warrants shall thereafter be entitled, in addition to the Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 6(b).

                   (c) FRACTIONAL SHARES. As to any fraction of a share which the Holder Warrant would be entitled to purchase upon exercise of this Warrant, the Company shall pay, in lieu of such fractional interest, an amount in cash equal to the fair market value of such fractional interest, to the nearest one-hundredth of a share, computed on the basis of the Market Price, as set forth above. The Holder, by his acceptance hereof, expressly waives any right to receive any fractional share of stock or fractional Warrant upon exercise of this Warrant.

                   (d) WARRANT CERTIFICATE AFTER ADJUSTMENT. Irrespective of any change pursuant to this Section 6 in the Purchase Price or in the number, kind or class of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to express as the Purchase Price and as the number of shares obtainable upon exercise, the same price and number of shares as are stated herein.

                   (e) STATEMENT OF CALCULATION. Whenever the Purchase Price shall be adjusted pursuant to the provisions of this Section 6, the Company shall forthwith file at its principal office, a statement signed by an executive officer of the Company specifying the adjusted Purchase Price determined as above provided in such section and a certificate of the independent public accountants regularly retained by the Company. Such statement shall show in reasonable detail the method of calculation of such adjustment and the facts requiring the adjustment and upon which the calculation is based. The Company shall forthwith cause a notice setting forth the adjusted Purchase Price to be sent by certified mail, return receipt requested, postage prepaid, to the Holder.

          7. DEFINITION OF "COMMON STOCK." For the purpose of this Warrant, the term "Common Stock" shall mean, in addition to the class of stock designated as the Common Stock of the Company on the date hereof, any class of stock resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to one or more of the provisions of Section 6 hereof, the shares of stock or other securities or property obtainable upon exercise of this Warrant shall include securities of the Company other than Common Stock or securities of another corporation, then thereafter the amount of such other securities so obtainable shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 6 hereof and all other provisions of this Warrant with respect to Common Stock shall apply on like terms to any such other shares or other securities.

          8. TRANSFER TO COMPLY WITH THE SECURITIES ACT. Notwithstanding anything herein to the contrary, this Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be issued by the Company or sold or otherwise disposed of except as follows:

                   (a) to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933, as amended (the "Securities Act") with respect thereto and then only against receipt of a letter from such person in which such person represents that he is acquiring the Warrants or Warrant Shares for his own account for investment purposes and not with a view to distribution, and in which such person agrees to comply with the provisions of this Section 8 with respect to any resale or other disposition of such securities; or

                   (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

          9. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                   (a) The Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                   (b) The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any warrant, right or option to subscribe therefor; or

                   (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed; or

                   (d) There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity (other than as disclosed in the Memorandum); then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, warrants or options, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, warrants or options, or any proposed dissolution, liquidation, winding up or sale.

          10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows:

                   (a) If to the Holder, to it at the address set forth in the preamble of this Warrant;

                   (b) If to the Company, to the address set forth in the preamble of this Warrant; And

                   (c) In each case, to such other address as either party may designate by notice to the other party.

          11. BINDING EFFECT; SUCCESSORS. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement. All the covenants and provisions of this Warrant by or for the benefit of the Holder shall inure to the benefit of his successors and assigns hereunder.

          12. TERMINATION. This Warrant will terminate on any earlier date when it has been entirely exercised and all the Warrant Shares issuable upon exercise of this Warrant have been resold to the public.

          13. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Warrant, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York, or in any court of competent jurisdiction selected by the Holder. By its execution hereof, the Company hereby consents and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York (or any such other court of competent jurisdiction selected by a Holder) and agrees that any process in any suite or proceeding commenced in such courts under this Warrant may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon it in New York City (or in the city or county in which such other court is located). The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

          14. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Warrant and all attachments hereto and all incorporation by references set forth herein, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Warrant may be amended, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Holder. No course of dealing between or among any persons having any interest in this Warrant will be deemed effective to modify, amend or discharge any part of this Warrant or any rights or obligations of any person under or by reason of this Warrant.

                                          NATURAL HEALTH TRENDS CORP.

                                   By:    ____________________________________
                                          Joseph P. Grace, Acting President

54844

                           NATURAL HEALTH TRENDS CORP.

                                 ASSIGNMENT FORM

                 (To be signed only upon assignment of Warrant)

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Name and address of assignee must be printed or typewritten)

the rights of the undersigned represented by this Warrant, to the extent of _________________________ (________) shares of Common Stock, $.001 par value per share, of Natural Health Trends Corp. (the "Company") hereby irrevocably constituting and appointing ________________ Attorney to make such transfer on the books of the Company, with full power of substitution in the premises.

Dated: ______________________, 1999

                                                  ______________________________
                                                  Signature of Registered Holder

Signature Guaranteed:

NOTE: The above  signature must  correspond with the name as it appears upon the
front  page  of  this  Warrant  in  every  particular,   without  alteration  or
enlargement or any change whatever.

                           NATURAL HEALTH TRENDS CORP.

                                  PURCHASE FORM

Natural Health Trends Corp.
250 Park Avenue, 19th Floor
New York, New York 10177

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase hereunder, __________ shares of common stock, $.001 par value per share, of Natural Health Trends Corp. (the "Shares") provided for herein, and requests that certificates for the Shares be issued in the name of ________________________________.



________________________________________________________________________________
             (Please print name, address and social security number)

and, if said number of Shares shall not be all the Share purchasable hereunder, that a new Warrant for the balance of the Shares purchasable under this Warrant be registered in the name of the undersigned Warrant holder or his Assignee as below indicated and delivered to the address stated below.

Dated: _________________________, 1999

Name of Warrant holder or Assignee: ____________________________________________

Address:________________________________________________________________________

        ________________________________________________________________________

Signature:______________________________________________________________________

Print Name:_____________________________________________________________________

Signature Guaranteed:

NOTE: The above  signature must  correspond with the name as it appears upon the
front  page  of  this  Warrant  in  every  particular,   without  alteration  or
enlargement or any change whatever, unless this Warrant has been assigned.